Exhibit 99.1

For Immediate Release

MAGUIRE PROPERTIES REPORTS FIRST QUARTER 2007
FINANCIAL RESULTS

LOS ANGELES, May 1, 2007 - Maguire Properties, Inc. (NYSE: MPG), a real estate investment trust, today reported results for the first quarter ended March 31, 2007.

Significant First Quarter and Recent Events

▪
On February 20, 2007, we entered into an agreement to acquire a $2.875 billion portfolio of Orange County and Downtown Los Angeles office properties of the former Equity Office Properties portfolio (the EOP Portfolio).

▪	On April 4, 2007, we completed a new $550.0 million, 10-year, interest only financing at a fixed rate of 5.68% for Wells Fargo Tower in Downtown Los Angeles.

▪	On April 10, 2007, we entered into an agreement to sell two office properties in San Diego to GE Capital for approximately $298.0 million.

▪	On April 16, 2007, we entered into an agreement to sell five of the EOP Portfolio properties we purchased in Orange County, to Bixby Land Company for approximately $345.0 million.

▪
On April 24, 2007, we completed the acquisition for $2.875 billion (excluding closing costs and reserves) of the EOP Portfolio of Orange County and Downtown Los Angeles office properties which was funded through $2.27 billion of new mortgage financing, $223 million in bridge mortgage financing and a $400 million corporate term loan.

▪
We completed new leases and renewals totaling approximately 263,000 square feet (including joint venture properties) including a new lease for approximately 74,000 square feet at Glendale Center with AT&T.

First Quarter 2007 Financial Results

Net loss available to common shareholders for the quarter ended March 31, 2007 was $12.6 million, or $0.27 per diluted share, compared to net income available to common shareholders of $84.8 million, or $1.84 per diluted share, for the quarter ended March 31, 2006.

Funds from Operations (FFO) available to common shareholders for the quarter ended March 31, 2007 was $17.7 million, or $0.38 per diluted share, compared to FFO available to common shareholders of $23.6 million or $0.51 per diluted share, for the quarter ended March 31, 2006.

The weighted average number of diluted common shares outstanding for the quarter ended March 31, 2007 was 46,578,064 (47,000,722 for purposes of calculating diluted FFO per share available to common shareholders) and the weighted average number of diluted common shares outstanding for the quarter ended March 31, 2006 was 46,054,880.

As of March 31, 2007, the Company has whole or partial interests in 25.7 million square feet, consisting of 24 properties with approximately 15.5 million net rentable square feet, one 350-room hotel with 266,000 square feet and total on- and off-site structured parking of approximately 9.9 million square feet, including surface parking, which in total accommodates approximately 32,000 vehicles. The Company also owns undeveloped land that it believes can support up to 6.7 million square feet of office, retail and residential uses and up to an additional 6.1 million square feet of structured parking.

Teleconference and Webcast

Maguire Properties will conduct a conference call and audio webcast at 10:00 A.M. Pacific Time (1:00 p.m. Eastern Time) tomorrow, Wednesday, May 2, 2007, to discuss the financial results of the first quarter and provide a Company update. The conference call can be accessed by dialing (800) 443-9874 (Domestic) or (706) 634-1231 (International); ID number 4865112. The conference call can also be accessed via audio webcast through the Investor Relations section of the Company’s web site, located at www.maguireproperties.com, or can be accessed through CCBN at www.streetevents.com. A replay of the conference call will be available approximately two hours following the call through May 9, 2007. To access this replay, dial (800) 642-1687 (Domestic) or (706) 645-9291 (International). The required passcode for the replay is number 4865112. A webcast replay will also be available through the Investor Relations section of the Company’s website, located at www.maguireproperties.com, or through CCBN at www.streetevents.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company’s website at www.maguireproperties.com.

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’
financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; risks associated with the potential failure to manage effectively the Company’s growth and expansion into new markets, to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; risks associated with joint ventures; potential liability for uninsured losses and environmental contamination; risks associated with our Company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed.  For a further list and description of such risks and uncertainties, see our annual report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2007. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties, Inc.
Peggy Moretti
Senior Vice President, Investor and Public Relations
(213) 613-4558

 MAGUIRE PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2007	December 31, 2006

ASSETS
Investments in real estate	$3,444,923	$3,374,671
Less: accumulated depreciation and amortization	(381,617)	(357,422)
	3,063,306	3,017,249

Cash and cash equivalents	57,934	101,123
Restricted cash	94,694	99,150
Rents and other receivables	19,521	19,766
Deferred rents	41,040	39,262
Due from affiliates	8,550	8,217
Deferred leasing costs and value of in-place leases, net	141,228	146,522
Deferred loan costs, net	35,193	23,808
Acquired above market leases, net	20,179	21,848
Other assets	16,527	10,406
Investment in unconsolidated joint venture	22,859	24,378
Total assets	$3,521,031	$3,511,729

LIABILITIES, MINORITY INTERESTS AND STOCKHOLDERS' EQUITY
Mortgage loans	$2,815,837	$2,779,349
Other secured loans	15,000	15,000
Accounts payable and other liabilities	151,791	153,046
Dividends and distributions payable	24,934	24,934
Capital leases payable	6,079	5,996
Acquired below market leases, net	69,281	72,821
Total liabilities	3,082,922	3,051,146

Minority interests	25,606	28,671
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
7.625% Series A Cumulative Redeemable Preferred Stock, $25.00
liquidation preference, 10,000,000 shares issued and outstanding	100	100
Common Stock, $0.01 par value, 100,000,000 shares authorized,
46,999,100 and 46,985,241 shares issued and outstanding at
March 31, 2007 and December 31, 2006, respectively	470	470
Additional paid-in capital	682,491	680,980
Accumulated deficit and dividends	(288,505)	(257,124)
Accumulated other comprehensive income, net	17,947	7,486
Total stockholders' equity	412,503	431,912
Total liabilities, minority interests and stockholders' equity	$3,521,031	$3,511,729

MAGUIRE PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006

Revenues:
Rental	$65,126	$67,780
Tenant reimbursements	21,715	22,068
Hotel operations	6,188	6,676
Parking	10,437	10,323
Management, leasing and development
services to affiliates	1,467	1,655
Interest and other	1,661	780
Total revenues	106,594	109,282

Expenses:
Rental property operating and maintenance	25,130	21,731
Hotel operating and maintenance	3,999	4,185
Real estate taxes	8,595	9,366
Parking	3,041	2,879
General and administrative and other	7,763	6,134
Ground leases	136	268
Depreciation and amortization	32,689	34,608
Interest	34,338	33,084
Loss from early extinguishment of debt	-	642
Total expenses	115,691	112,897
Loss before equity in net loss of unconsolidated
joint venture, gain on sale of real estate and minority interests	(9,097)	(3,615)
Equity in net loss of unconsolidated joint venture	(707)	(825)
Gain on sale of real estate	-	108,469
Minority interests	1,983	(14,466)
Net (loss) income	(7,821)	89,563

Preferred stock dividends	(4,766)	(4,766)

Net (loss) income available to common shareholders	$(12,587)	$84,797

Basic (loss) income per share
available to common shareholders	$(0.27)	$1.85

Diluted (loss) income per share available to
common shareholders	$(0.27)	$1.84

Weighted-average common shares outstanding:
Basic	46,578,064	45,723,233

Diluted	46,578,064	46,054,880

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS (a)
(in thousands, except for per share amounts)

	Three Months Ended
	March 31, 2007	March 31, 2006

Reconciliation of net (loss) income to funds from operations:
Net (loss) income available to common shareholders	$(12,587)	$84,797
Adjustments:
Minority interests	(1,983)	14,466
Gain on sale of real estate	-	(108,469)
Real estate depreciation and amortization	32,566	34,521
Real estate depreciation and amortization from unconsolidated joint venture	2,451	2,353
Funds from operations available to common shareholders and unit holders (FFO)	$20,447	$27,668

Company share of FFO (b)	$17,664	$23,636

FFO per share - basic	$0.38	$0.52
FFO per share - diluted	$0.38	$0.51

Weighted-average common shares outstanding:
Basic	46,578,064	45,723,233
Diluted	47,000,722	46,054,880

Reconciliation of FFO to FFO before loss
from early extinguishment of debt:
FFO available to common shareholders and unit holders (FFO)	$20,447	$27,668
Add: loss from early extinguishment of debt	-	642
FFO before loss from early extinguishment of debt	$20,447	$28,310

Company share of FFO before loss from early extinguishment of debt (b)	$17,664	$24,184

FFO per share before loss from early
extinguishment of debt - basic	$0.38	$0.53
FFO per share before loss from early
extinguishment of debt - diluted	$0.38	$0.53
__________
(a)
We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because in excluding real estate related depreciation and amortization and gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

Management also uses FFO before losses from the early extinguishment of debt as a supplemental performance measure because these losses create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability about future earnings potential. The losses represent costs to extinguish debt prior to the stated maturity and the write-off of unamortized loan costs on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the assumption of debt in connection with property acquisitions that is priced or structured at less than desirable terms (e.g. floating interest rate instead of fixed interest rate) , (ii) short-term bridge financing obtained in connection with the acquisition of a property or portfolio of properties until such time as the company completes its long-term financing strategy, (iii) the early repayment of debt associated with properties sold or (iv) the restructuring or replacement of corporate level financings to accommodate property acquisitions. Consequently, management views these losses as costs to complete the respective acquisition or disposition of properties.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(b)	Based on a weighted average interest in our operating partnership for the three months ended March 31, 2007 and March 31, 2006 of 86.4% and 85.4% respectively.